UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 722 5505

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01 Other Events.

On September 19, 2022 Regen Biopharma, Inc. (the “Company”) issued a press release titled “Regen BioPharma, Inc. Files Patent on Paradigm Shifting RNA/DNA-Based Approach to Cancer Immunotherapy” the text of which is attached to this Current Report on Form 8-K as Exhibit 99.1. The purpose of this Current Report on Form 8-K is to further clarify the information contained within the aforementioned press release.

The invention which is the subject of the provisional patent application which is the subject of the press release attached to this Current Report as Exhibit 99.1 is intended at expanding the use of the Company’s patented technology to inhibit a T cell checkpoint called NR2F6. The Company has multiple patented and patent-pending approaches to treating cancer directly or via immunotherapy. Immunotherapy drugs are ones which manipulate the body’s own immune system to clear it of cancer. By releasing the natural brake in T cells, the Company expects that its drugs will allow a patient’s immune cells to be highly activated. The Company is pursuing several such approaches within this very competitive field of cancer treatment. Therefore, the Company has a patent portfolio built around cellular therapies, small molecules, aptamers and RNA vaccines.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: September 20, 2022	By: /s/ David Koos

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